EXHIBIT 99.1

Gladstone Capital Corporation Reports Results for the Fourth Quarter and Fiscal Year Ended September 30, 2009

 * Net Investment Income for the quarter ended September 30, 2009 was $4.2 million or $0.20 per common share
 * Net Investment Income for the fiscal year ended September 30,
   2009 was $21.0 million or $1.00 per common share

MCLEAN, Va., Nov. 23, 2009 (GLOBE NEWSWIRE) -- Gladstone Capital Corp. (Nasdaq:GLAD) (the "Company") today announced earnings both for the quarter and fiscal year ended September 30, 2009. All per share references are per basic and diluted weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for the quarter ended September 30, 2009 was $4.2 million, or $0.20 per share, as compared to $6.1 million, or $0.29 per share, for the prior year, a decrease of 31%. Net Investment Income for the fiscal year ended September 30, 2009 was $21.0 million, or $1.00 per share, as compared to $26.6 million, or $1.35 per share, for the prior year period, a decrease in Net Investment Income of 21% and a decrease of 26% per share. Net Investment Income decreased primarily due to a decline in investment income resulting from the sale of loans, lower transaction fees paid by the portfolio companies (which are credited against base management fees) and the amortization of deferred financing fees incurred in connection with the Company's prior and current credit facility subsequent to September 30, 2008. The per-share results were also adversely impacted by the issuance of additional shares in public offerings during the fiscal year ended September 30, 2008.

Net Increase in Net Assets Resulting from Operations for the quarter ended September 30, 2009 was $3.4 million, or $0.16 per share, as compared to a Net Decrease in Net Assets Resulting from Operations of $14.1 million, or $0.67 per share, for the prior year period. The improvement in Net Increase in Net Assets Resulting from Operations between the current and prior year periods was primarily due to the lower net loss on the Company's investment portfolio. The Company recorded net loss on investments of $0.8 million for the quarter ended September 30, 2009, compared to net loss of $20.2 million for the prior year period.

Net Increase in Net Assets Resulting from Operations for the fiscal year ended September 30, 2009 was $3.8 million, or $0.18 per share, as compared to a Net Decrease in Net Assets Resulting from Operations of $21.3 million, or $1.08 per share, for the prior year. The increase in Net Assets Resulting from Operations from 2008 to 2009 was primarily due to the lower net loss on the Company's investment portfolio. The Company recorded net loss on investments of $17.2 million for the fiscal year ended September 30, 2009, compared to net loss of $47.8 million for the prior year.

The aggregate investment portfolio has appreciated since June 30, 2009. As of September 30, 2009, the entire portfolio was fair valued at 88% of cost. The cumulative unrealized depreciation of the Company's investments does not have an impact on its current ability to pay distributions to stockholders, although it may be an indication of future realized losses, which could ultimately reduce the Company's income available for distribution.

Total assets were $335.9 million at September 30, 2009, as compared to $425.7 million at September 30, 2008. Net asset value was $11.81 per actual common share outstanding at September 30, 2009, as compared to $12.89 per actual common share outstanding at September 30, 2008.

The annualized weighted average yield on the Company's portfolio, excluding cash, was 9.9% for the quarter and fiscal year ended September 30, 2009, as compared to 9.7% and 10.2% for the quarter and fiscal year ended September 30, 2008, respectively. The weighted average yield varies from period to period based on the current stated interest rate on interest-bearing investments and the amounts of loans for which interest is not accruing. The increase in the weighted average yield for the current quarter results primarily from the Company's sale of lower interest-bearing senior syndicated loans. The effect of continuing reductions in LIBOR has been mitigated by the presence of a rate floor or fixed rate on most of the non-syndicated loans held in the Company's portfolio as of September 30, 2009.

For the fiscal year ended September 30, 2009, the Company reported the following significant activity:

 * Funded approximately $26.4 million of additional investments to existing portfolio companies;
 * Received principal repayments of approximately $47.5 million, which included scheduled principal payments and full repayments;
 * Received aggregate net proceeds of approximately $49.2 million from the sale/exit of non-syndicated and syndicated loans;
 * Received approximately $0.4 million in success fees in
   connection with two investment refinancings and one amendment;
 * Converted three non-performing Non-Control/Non-Affiliate
   investments with an aggregate cost basis of approximately $37.0 million into Control investments;
 * Repaid in full the previous credit facility with Deutsche Bank,
   A.G. and entered into a new credit facility with Key Equipment
   Finance Inc. and Branch Bank and Trust Company for a $127.0
   million line of credit, which matures on May 14, 2010, with a one year amortization period;
 * Renewed its advisory agreement with Gladstone Management
   Corporation and administration agreement with Gladstone
   Administration, LLC through August 31, 2010; and
 * Paid monthly cash distributions of $0.14 per share for each of the months of October 2008 through March 2009 and $0.07 per share for each of the months of April through September 2009.

At September 30, 2009, the Company had investments in 48 private companies with an aggregate cost basis of $364.4 million and an aggregate fair value of $321.0 million, as noted in the following table.

                                             September 30, 2009
                                           -----------------------
                                              Cost      Fair Value
                                           ----------   ----------
                                               (in thousands)
 Senior Term Debt                          $  240,172   $  212,290
 Senior Subordinated Term Debt                118,743      105,794
 Preferred Equity Securities                    2,028           --
 Common Equity Securities                       3,450        2,885
                                           ----------   ----------
 Total Investments                         $  364,393   $  320,969
                                           ==========   ==========

"Times remain difficult given the economy and lending environment," said Chip Stelljes, President and Chief Investment Officer. "We expect the majority of the portfolio to continue paying as agreed, although we are working hard with our portfolio companies on their performance as we move through this difficult economic and financial cycle. We are seeing some strengthening in the secondary loan market although loans continue to trade at significant discounts to original cost. Even though the values generally remained stable this quarter, we still believe the valuations are primarily more reflective of the overall poor market for loans rather than the performance of our specific portfolio."

Subsequent to September 30, 2009, the Company:

 * Funded approximately $1.6 million of additional investments to existing portfolio companies;
 * Received approximately $7.8 million of repayments,
   including scheduled amortizations and repayments and syndicated loan sales;
 * Reduced the size of its credit facility by $20.0 million from
   $127.0 million to $107.0 million, which did not affect the
   Company's availability;
 * Filed a registration statement on Form N-2 with the Securities and Exchange Commission (the "SEC") on October 20, 2009.  If
   and when it is declared effective, it will permit the Company to issue, through one or more transactions, up to an aggregate of $300 million in securities, consisting of common stock, senior common stock, preferred stock, subscription rights, debt securities and warrants to purchase common stock, or a
   combination of these securities; and
 * Declared monthly cash distributions of $0.07 per common share for each of the months of October, November and December 2009.

The financial statements below are without footnotes so readers should obtain and carefully review the Company's Form 10-K for the fiscal year ended September 30, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-K today with the SEC, which can be retrieved from the SEC's website at www.sec.gov or from the Company's website at www.GlastoneCapital.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

The Company will hold a conference call Tuesday, November 24, 2009 at 8:30 am EST. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through December 24, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 334833. The replay will be available approximately two hours after the call concludes.

The live audio broadcast of Gladstone Capital's quarterly conference call will be available online at www.GladstoneCapital.com and www.investorcalendar.com. The event will be archived and available for replay on the Company's website through February 24, 2010.

For further information contact Investor Relations at 703-287-5839.

The statements in this press release regarding the longer-term prospects of and expected continued current payments from the Company's portfolio companies and the state of the secondary loan markets are "forward-looking statements." These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results to differ from these forward-looking statements include, among others, the duration and potential future effects of the current economic downturn on its portfolio companies and on the senior loan market, and those factors listed under the caption "Risk Factors" of the Company's Form 10-K for the fiscal year ended September 30, 2009, as filed with the SEC on November 23, 2009. The risk factors set forth in the Form 10-K under the caption "Risk Factors" are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                        GLADSTONE CAPITAL CORPORATION
         CONDENSED CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                (UNAUDITED)

                                                  Sept. 30,  Sept. 30,
                                                    2009       2008
                                                  ---------  ---------

 ASSETS
 Non-Control/Non-Affiliate investments (Cost 9/30
  /09: $312,043; 9/30/08: $448,356)               $ 286,997  $ 407,153
 Control investments (Cost 9/30/09: $52,350;
  9/30/08: $12,514)                                  33,972        780
                                                  ---------  ---------
 Total investments at fair value (Cost 9/30/09:
  $364,393; 9/30/08 $460,870)                       320,969    407,933
 Cash                                                 5,276      6,493
 Interest receivable - investments in debt
  securities                                          3,048      3,588
 Interest receivable - employees                         85         91
 Due from custodian                                   3,059      4,544
 Due from Adviser                                        69         --
 Deferred financing fees                              1,230      1,905
 Prepaid assets                                         341        306
 Other assets                                         1,833        838
                                                  ---------  ---------
 TOTAL ASSETS                                     $ 335,910  $ 425,698
                                                  =========  =========
 LIABILITIES
 Accounts payable                                 $      67  $       8
 Interest payable                                       378        646
 Fee due to Administrator                               216        247
 Due to Adviser                                         834        457
 Borrowings under line of credit (Cost 9/30/09:
  $83,000; 9/30/08: $151,030)                        83,350    151,030
 Accrued expenses and deferred liabilities            1,800      1,328
 Funds held in escrow                                   189        234
                                                  ---------  ---------
 TOTAL LIABILITIES                                   86,834    153,950
                                                  ---------  ---------
 NET ASSETS                                       $ 249,076  $ 271,748
                                                  =========  =========

 ANALYSIS OF NET ASSETS
 Common stock, $0.001 par value, 50,000,000
  shares authorized and 21,087,574 shares issued
  and outstanding at September 30, 2009 and
  September 30, 2008, respectively                $      21  $      21
 Capital in excess of par value                     328,203    334,143
 Notes receivable - employees                        (9,019)    (9,175)
 Net unrealized depreciation on investments         (43,425)   (52,937)
 Net unrealized depreciation on derivative               --       (304)
 Net unrealized appreciation on borrowings under
  line of credit                                       (350)        --
 Accumulated Net Realized Losses                    (26,354)        --
                                                  ---------  ---------
 TOTAL NET ASSETS                                 $ 249,076  $ 271,748
                                                  =========  =========
 NET ASSETS PER SHARE                             $   11.81  $   12.89
                                                  =========  =========

                       GLADSTONE CAPITAL CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                (UNAUDITED)

                                                 Three months ended
                                                   September 30
                                              ------------------------
                                                 2009         2008
                                              -----------  -----------
 INVESTMENT INCOME
  Interest income - non control/non affiliate
   investments                                $     9,038  $    11,279
  Interest income - control investments                57           19
  Interest income - cash                               --           50
  Interest income - notes receivable from
   employees                                          116          117
  Prepayment fees and other income                     72           88
                                              -----------  -----------
   Total investment income                          9,283       11,553
                                              -----------  -----------

 EXPENSES
  Interest expense                                  1,661        2,302
  Loan servicing fee                                1,061        1,576
  Base management fee                                 631          548
  Incentive fee                                      --          1,222
  Administration fee                                  216          248
  Professional fees                                   802          205
  Amortization of deferred financing fees             531          704
  Stockholder related costs                            98          151
  Directors' fees                                      46           57
  Insurance expense                                    49           57
  Other expenses                                       42           62
                                              -----------  -----------
   Expenses before credit from Adviser              5,137        7,132
  Credit to base management and incentive
   fees from Adviser                                  (13)      (1,689)
                                              -----------  -----------
   Total expenses net of credit to base
    management and incentive fees                   5,124        5,443
                                              -----------  -----------

 NET INVESTMENT INCOME                              4,159        6,110
                                              -----------  -----------
 REALIZED AND UNREALIZED LOSS ON INVESTMENTS,
 DERIVATIVE AND BORROWINGS UNDER LINE OF
  CREDIT:
  Net realized loss on investments                (12,086)        (701)
  Realized gain on settlement of derivative            --            1
  Net unrealized appreciation (depreciation)
   on investments                                  11,671      (19,478)
  Net unrealized appreciation on borrowings
   under line of credit                              (350)          --
                                              -----------  -----------
   Net loss on investments, derivative and
    borrowings under line of credit                  (765)     (20,178)

 NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS                   $     3,394  $   (14,068)
                                              ===========  ===========

 NET INCREASE (DECREASE) IN NET ASSETS
  RESULTING FROM OPERATIONS PER COMMON SHARE:
   Basic and Diluted                          $      0.16  $     (0.67)
                                              ===========  ===========
 WEIGHTED AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING:
   Basic and Diluted                           21,087,574   21,087,574

                            GLADSTONE CAPITAL CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    (UNAUDITED)

                                     Year Ended September 30,
                               -------------------------------------
                                  2009         2008          2007
                               -----------  -----------  -----------
 INVESTMENT INCOME
  Interest income - non
   control/non affiliate
   investments                 $    41,134  $    44,733  $    35,413
  Interest income - control
   investments                         933           64           --
  Interest income - cash                11          335          256
  Interest income - notes
   receivable from employees           468          471          526
  Prepayment fees and other
   income                               72          122          492
                               -----------  -----------  -----------
   Total investment income          42,618       45,725       36,687
                               -----------  -----------  -----------

 EXPENSES
  Interest expense                   7,949        8,284        7,226
  Loan servicing fee                 5,620        6,117        3,624
  Base management fee                2,005        2,212        2,402
  Incentive fee                      3,326        5,311        4,608
  Administration fee                   872          985          719
  Professional fees                  1,586          911          523
  Amortization of deferred
   financing fees                    2,778        1,534          267
  Stockholder related costs            415          443          217
  Directors' fees                      197          220          234
  Insurance expense                    241          227          249
  Other expenses                       278          325          328
                               -----------  -----------  -----------
   Expenses before credit from
    Adviser                         25,267       26,569       20,397
  Credit to base management
   and incentive fees from
   Adviser                          (3,680)      (7,397)      (5,971)
                               -----------  -----------  -----------
   Total expenses net of
    credit to base management
    and incentive fees              21,587       19,172       14,426
                               -----------  -----------  -----------

 NET INVESTMENT INCOME              21,031       26,553       22,261
                               -----------  -----------  -----------
 REALIZED AND UNREALIZED LOSS
  ON INVESTMENTS, DERIVATIVE
  AND BORROWINGS UNDER LINE OF
  CREDIT:
  Net realized (loss) gain on
   investments                     (26,411)        (787)          44
  Realized (loss) gain on
   settlement of derivative           (304)           7           39
  Net unrealized appreciation
   (depreciation) on
   derivative                          304          (12)         (38)
  Net unrealized appreciation
   (depreciation) on
   investments                       9,513      (47,023)      (7,354)
  Net unrealized appreciation
   on borrowings under line of
   credit                             (350)          --           --
                               -----------  -----------  -----------
   Net loss on investments,
    derivative and borrowings
    under line of credit           (17,248)     (47,815)      (7,309)

 NET INCREASE (DECREASE) IN
  NET ASSETS RESULTING FROM
  OPERATIONS                   $     3,783  $   (21,262) $    14,952
                               ===========  ===========  ===========

 NET INCREASE (DECREASE) IN
  NET ASSETS RESULTING FROM
  OPERATIONS PER COMMON SHARE:
   Basic and Diluted           $      0.18  $     (1.08) $      1.13
                               ===========  ===========  ===========
 WEIGHTED AVERAGE SHARES OF
  COMMON STOCK OUTSTANDING:
   Basic and Diluted            21,087,574   19,699,796   13,173,822

                    GLADSTONE CAPITAL CORPORATION
                          FINANCIAL HIGHLIGHTS
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
                             (UNAUDITED)

                                               Three months ended
                                                 September 30,
                                               2009         2008
                                            -----------  -----------
 Per Share Data: (1)
 --------------
  Net asset value at beginning of period    $     11.86  $     13.97
                                            -----------  -----------
  Income from investment operations (2)
   Net investment income                           0.20         0.29
   Net realized loss on the sale of
    investments                                   (0.57)       (0.03)
   Net unrealized (depreciation)
    appreciation on investments                    0.55        (0.93)
   Net unrealized appreciation on
    borrowings under line of credit               (0.02)          --
                                            -----------  -----------
    Total from investment operations               0.16        (0.67)
                                            -----------  -----------

  Distributions to stockholders from (2)(3)       (0.21)       (0.42)

  Capital share transactions:
   Issuance of common stock under shelf
    offering                                         --         0.01
                                            -----------  -----------
    Total from capital share transactions            --         0.01
                                            -----------  -----------
   Net asset value at end of period         $     11.81  $     12.89
                                            ===========  ===========

   Per share market value at beginning of
    period                                  $      7.53  $     19.52
   Per share market value at end of period  $      8.93  $     15.24
   Total return (4)                              (21.48)%     (13.90)%
   Shares outstanding at end of period       21,087,574   21,087,574

   Statement of Assets and Liabilities
    Data:
   -----------------------------------
   Net assets at end of period              $   249,076  $   271,748
   Average net assets(5)                    $   248,606  $   284,304
   Senior Securities Data:
   -----------------------
   Borrowing under line of credit           $    83,350  $   151,030
   Asset coverage ratio (6)(7)                      399%         286%
   Average coverage per unit (7)            $     3,988  $     2,860
   Ratios/Supplemental Data:
   -------------------------
   Ratio of expenses to average net
    assets (8)                                     8.27%       10.07%
   Ratio of net expenses to average net
    assets (9)                                     8.24%        7.69%
   Ratio of net investment income to
    average net assets                             6.69%        8.63%
 -----------------------
 (1) Based on actual shares outstanding at the end of the
     corresponding period.
 (2) Based on weighted average basic per share data.
 (3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally
     accepted in the United States of America.
 (4) Total return equals the change in the ending market value of the
     Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company's dividend reinvestment plan. Total return does not take into account distributions that may be
     characterized as a return of capital.
 (5) Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
 (6) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
 (7) Asset coverage ratio is the ratio of the carrying value of the
     Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the
     aggregate amount of senior securities representing indebtedness.
     Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per $1,000 of indebtedness.
 (8) Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
 (9) Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base
     management and incentive fees and including income tax expense.

                       GLADSTONE CAPITAL CORPORATION
                          FINANCIAL HIGHLIGHTS
    (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND PER UNIT DATA)
                             (UNAUDITED)

                                      Year ended September 30,
                             ---------------------------------------
                                2009          2008          2007
                             -----------   -----------   -----------
 Per Share Data: (1)
 --------------
  Net asset value at
   beginning of period       $     12.89   $     14.97   $     14.02
                             -----------   -----------   -----------
  Income from investment
   operations (2)
    Net investment income           1.00          1.35          1.69
    Net realized loss on the
     sale of investments           (1.25)        (0.04)           --
    Realized loss on
     settlement of
     derivative                    (0.01)           --            --
    Net unrealized
     appreciation on
     derivative                     0.01            --            --
    Net unrealized
     (depreciation)
     appreciation on
     investments                    0.45         (2.39)        (0.56)
    Net unrealized
     appreciation on
     borrowings under line
     of credit                     (0.02)           --            --
                             -----------   -----------   -----------
     Total from investment
      operations                    0.18         (1.08)         1.13
                             -----------   -----------   -----------
  Distributions to
   stockholders from (2)(3)
    Net investment income          (0.99)        (1.31)        (1.48)
    Gains                             --         (0.01)        (0.20)
    Tax return on capital          (0.27)        (0.36)           --
                             -----------   -----------   -----------
     Total distributions           (1.26)        (1.68)        (1.68)
                             -----------   -----------   -----------
  Capital share transactions:
   Issuance of common stock
    under shelf offering              --          0.72          1.55
   Offering costs                     --         (0.04)        (0.05)
   Repayment of principal on
    notes receivable                  --            --          0.06
   Stock surrendered to
    settle withholding tax
    obligation                        --            --         (0.06)
                             -----------   -----------   -----------
     Total from capital
      share transactions              --          0.68          1.50
                             -----------   -----------   -----------
  Net asset value at end of
   period                    $     11.81   $     12.89   $     14.97
                             ===========   ===========   ===========

  Per share market value at
   beginning of period       $     15.24   $     19.52   $     22.01
  Per share market value at
   end of period             $      8.93   $     15.24   $     19.52
  Total return (4)                (30.94)%      (13.90)%       (4.40)%
  Shares outstanding at end
   of period                  21,087,574    21,087,574    14,762,574

  Statement of Assets and
   Liabilities Data:
  -----------------------
  Net assets at end of
   period                    $   249,076   $   271,748   $   220,959
  Average net assets(5)      $   253,316   $   284,304   $   189,732
  Senior Securities Data:
  -----------------------
  Borrowing under line of
   credit                    $    83,350   $   151,030   $   144,440
  Asset coverage ratio
   (6)(7)                            399%          286%          259%
  Average coverage per unit
   (7)                       $     3,988   $     2,860   $     2,594
  Ratios/Supplemental Data:
  -------------------------
  Ratio of expenses to
   average net assets (8)           9.97%         9.34%        10.75%
  Ratio of net expenses to
   average net assets (9)           8.52%         6.74%         7.60%
  Ratio of net investment
   income to average net
   assets                           8.30%         9.34%        11.73%

 ------------------------
 (1) Based on actual shares outstanding at the end of the
     corresponding period.
 (2) Based on weighted average basic per share data.
 (3) Distributions are determined based on taxable income calculated in accordance with income tax regulations which may differ from amounts determined under accounting principles generally
     accepted in the United States of America.
 (4) Total return equals the change in the ending market value of the
     Company's common stock from the beginning of the period taking into account distributions reinvested in accordance with the terms of the Company's dividend reinvestment plan. Total return does not take into account distributions that may be
     characterized as a return of capital.
 (5) Average net assets are computed using the average of the balance of net assets at the end of each month of the reporting period.
 (6) As a business development company, the Company is generally required to maintain a ratio of at least 200% of total assets, less all liabilities and indebtedness not represented by senior securities, to total borrowings.
 (7) Asset coverage ratio is the ratio of the carrying value of the
     Company's total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the
     aggregate amount of senior securities representing indebtedness.
     Asset coverage per unit is the asset coverage ratio expressed in terms of dollar amounts per $1,000 of indebtedness.
 (8) Ratio of expenses to average net assets is computed using expenses before credits from Adviser to the base management and incentive fees and including income tax expense.
 (9) Ratio of net expenses to average net assets is computed using total expenses net of credits from Adviser to the base
     management and incentive fees and including income tax expense.

CONTACT:  Gladstone Capital Corp.
          Investor Relations
          703-287-5839